                                                                          WSP&R
                                                                          DRAFT
                                                                        9/14/98



                           2,800,000 Preferred Securities

                                  NVP CAPITAL III

                       __% Trust Issued Preferred Securities

                  (liquidation amount $25 per Preferred Security) fully and unconditionally guaranteed, as set forth herein, by

                                NEVADA POWER COMPANY


                               UNDERWRITING AGREEMENT

                                                                          , 1998
                                                                ------- --
BEAR, STEARNS & CO. INC.
PAINEWEBBER INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
EVEREN SECURITIES, INC.
CREDIT SUISSE FIRST BOSTON CORPORATION


As representatives of the several
Underwriters named in Schedule I hereto

c/o  Bear, Stearns & Co. Inc.
     245 Park Avenue
     New York, New York  10167

Ladies & Gentlemen:

     The undersigned, NVP Capital III (the "Trust"), a statutory business trust created under the Business Trust Act of the State of Delaware (Title
12, Chapter 38 of the Delaware Code, 12 Del. C. Section 3801 ET SEQ.) (the "Delaware Act"), proposes to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters," which term, when the context permits, shall also include any underwriters substituted as hereinafter in
Section 11 provided), for whom you are acting as representatives (in such capacity, you shall hereinafter be referred to as the "Representatives"), 2,800,000 of its ___% Trust Issued Preferred Securities (liquidation amount $25 per Preferred Security), representing preferred undivided beneficial interests in the assets of the Trust (the "Preferred Securities"), as follows:

     SECTION 1. PURCHASE AND SALE. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Trust shall issue and sell to each of the Underwriters named in Schedule I hereto, and each Underwriter shall purchase from the Trust at the time and place herein specified, severally and not jointly, the number of Preferred Securities set forth opposite the name of such Underwriter in
Schedule I hereto at a purchase price of $25.00 per Preferred Security.

     The Guarantor (as defined herein) (a) agrees to issue the Guarantor Securities (as defined herein) concurrently with the issue and sale of the Preferred Securities as contemplated herein and (b) guarantees the timely performance by the Trust of its obligations under this Section 1. The Trust agrees to purchase the Subordinated Debentures (as defined herein) with the proceeds of the Trust Securities (as defined herein) as contemplated herein.

     Because the proceeds of the sale of the Preferred Securities, together with the proceeds from the sale by the Trust to the Guarantor of the Common Securities (as defined herein), will be used to purchase the Subordinated Debentures, the Guarantor hereby agrees to pay on the Closing Date (as defined herein) to Bear, Stearns & Co. Inc., for the accounts of the several Underwriters, as compensation for their arranging the investment therein of such proceeds, an amount equal to $.__ per Preferred Security (or $___ in the aggregate); provided that, such compensation for sales of 100,000 or more Preferred Securities to a single purchaser will be $.__ per Preferred Security. Therefore, to the extent of such sales, the actual amount of such compensation will be less than the aggregate amount specified in the preceding sentence.

     SECTION 2. DESCRIPTION OF SECURITIES. The Preferred Securities will be guaranteed by Nevada Power Company, a Nevada corporation (the "Guarantor" and, together with the Trust, the "Offerors"), with respect to distributions and payments upon liquidation and redemption (the "Preferred Securities Guarantee") pursuant to, and to the extent set forth in, the Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee Agreement"), dated as of _____ __, 1998, between the Guarantor and IBJ Schroder Bank & Trust Company, as trustee (the "Guarantee Trustee"), and entitled to the benefits of the Guarantor's covenant in the Indenture (as defined herein) to pay costs, expenses, debts and obligations of the Trust (other than with respect to the Trust Securities).

     The proceeds from the sale of the Preferred Securities will be combined with the proceeds from the sale by the Trust to the Guarantor of its common securities representing undivided beneficial interests in the assets of the Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), which are guaranteed by the Guarantor, to the extent set forth in the Prospectus (as defined herein), with respect to distributions and payments upon liquidation and redemption (the "Common Securities Guarantee" and, together with the Preferred Securities Guarantee, the "Guarantees") pursuant to, and to the extent set forth in, the Common Securities Guarantee Agreement (the "Common Securities Guarantee Agreement" and, together with the Preferred Securities Guarantee Agreement, the "Guarantee Agreements"), dated as of _____ __, 1998, by the Guarantor for the benefit of the holder of the Common Securities. Such combined proceeds will be used by the Trust to purchase $72,164,950 aggregate principal amount of ____% Junior Subordinated Deferrable Interest Debentures due 2038 issued by the Guarantor (the "Subordinated Debentures" and, together with the Preferred Securities Guarantee, the "Guarantor Securities").

     The Trust Securities will be issued pursuant to the Amended and Restated Declaration of Trust of NVP Capital III, dated as of _____ __, 1998 (the "Trust Agreement"), among the Guarantor, as sponsor, IBJ Schroder Bank & Trust Company, as property trustee (the "Property Trustee"), Delaware Trust Capital Management, Inc., a Delaware banking association, as Delaware trustee (the "Delaware Trustee"), the Regular Trustees (as defined herein), and the holders, from time to time, of undivided beneficial interests in the assets of the Trust. The Subordinated Debentures will be issued pursuant to an Indenture, dated as of _____ __, 1998 (the "Indenture"), between the Guarantor and IBJ Schroder Bank & Trust Company, as trustee (the "Indenture Trustee"). The Preferred Securities and the Guarantor Securities are referred to herein as the "Securities." The Indenture, the Trust Agreement and the Guarantee Agreements are collectively referred to herein as the "Guarantor Agreements."

     SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE OFFERORS. Each of the Offerors, jointly and severally, represents and warrants to, and agrees with, each of the several Underwriters that:

     (a) The Offerors have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File Nos. 333-______ and 333-_______-01) and a related preliminary prospectus for the registration of the Securities under the Securities Act of 1933 (the "Securities Act") and the rules and regulations of the Commission promulgated thereunder (the "1933 Act Regulations") and such registration statement, as it may have been amended, has become effective. The Offerors qualify for use of Form S-3 for the registration of the Securities. Such registration statement, as amended at the time it (or the most recent post-effective amendment thereto) became effective (the "Effective Date"), including the information deemed to be part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations is hereinafter referred to as the "Registration Statement" and the prospectus constituting a part thereof, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, in the form filed pursuant to Rule 424(b)(1) or (b)(4) of the 1933 Act Regulations and as it may thereafter be amended or supplemented pursuant to Section 6(f) hereof, is hereinafter referred to as the "Prospectus," except that if any revised prospectus shall be provided to the Underwriters by the Offerors for use in connection with the offering of the Preferred Securities that differs from the Prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. For purposes herein, "preliminary prospectus" shall mean any preliminary prospectus included in the Registration Statement prior to the Effective Date or filed with the Commission pursuant to Rule 424(a) of the 1933 Act Regulations, if used prior to the Effective Date, or Rule 424(b) of the 1933 Act Regulations, if used after the Effective Date. All references in this Agreement to financial statements and schedules and other information that is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are or are deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be, and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") that is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be, after the date hereof.

     (b) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The Registration Statement, at the Effective Date, the Indenture, the Trust Agreement and the Preferred Securities Guarantee Agreement, at such time, and any preliminary prospectus, when delivered to the Underwriters for their use in marketing the Preferred Securities, fully complied, and the Prospectus, when delivered to the Underwriters for their use in making confirmations of sales of the Preferred Securities and at the Closing Date, as it may then be amended or supplemented, will fully comply, in all material respects with the applicable provisions of the Securities Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act"), and the rules and regulations of the Commission promulgated thereunder (the "1939 Act Regulations"), or pursuant to the 1939 Act Regulations did or will be deemed to comply therewith. The documents incorporated or deemed to be incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3, on the date filed with the Commission pursuant to the 1934 Act, fully complied in all material respects with the applicable provisions of the Exchange Act and the rules and regulations of the Commission promulgated thereunder (the "1934 Act Regulations") or pursuant to the 1934 Act Regulations did or will be deemed to comply therewith. On the Effective Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the time that any preliminary prospectus was delivered to the Underwriters for their use in marketing the Preferred Securities, such preliminary prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the time the Prospectus is delivered to the Underwriters for their use in making confirmations of sales of the Preferred Securities and at the Closing Date, the Prospectus, as it may then be amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3, on the date filed with the Commission pursuant to the 1934 Act, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Guarantor by the Representatives specifically for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto. The Offerors acknowledge and agree that the information specifically identified in Schedule II hereto constitutes the only information relating to any Underwriter furnished in writing to the Guarantor by Representatives specifically for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus. The Guarantor has not distributed any offering material in connection with the offering or sale of the Preferred Securities other than the Registration Statement, any preliminary prospectus, the Prospectus or any other materials, if any, permitted by the 1933 Act.

     (c) The only subsidiaries (as defined in the 1933 Act Regulations) of the Guarantor are the subsidiaries listed in Schedule IV hereto (the "subsidiaries"). The Guarantor and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Guarantor and each of its subsidiaries has full corporate power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Trust is a business trust duly organized, validly existing and in good standing under the laws of the State of Delaware. The Trust has full trust power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Guarantor and each of its subsidiaries is duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such license or qualification necessary.

     (d) All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued and is fully paid and non-assessable, and all of such capital stock owned by the Guarantor, directly or through subsidiaries, is owned free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

     (e) The financial statements included or incorporated by reference in the Registration Statement or the Prospectus present fairly the consolidated financial condition of the Guarantor as of the respective dates thereof and the consolidated results of operations and cash flows of the Guarantor for the respective periods covered thereby, all in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the entire periods involved, except as otherwise disclosed in the Registration Statement and the Prospectus. No other financial statements or schedules of the Guarantor are required by the 1933 Act, the 1934 Act, the 1933 Act Regulations or the 1934 Act Regulations to be included in the Registration Statement or the Prospectus. Deloitte & Touche LLP (the "Accountants"), who have audited certain of such financial statements, are independent accountants with respect to the Guarantor as required by the 1933 Act and the 1933 Act Regulations. The statements included in the Registration Statement with respect to the Accountants pursuant to Item 509 of Regulation S-K of the 1933 Act Regulations are true and correct in all material respects.

     (f) The Guarantor maintains a system of internal accounting control sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (g) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been any material adverse change in the capitalization of the Guarantor, the Trust or any of the Guarantor's subsidiaries or in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Guarantor and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, (ii) neither the Guarantor nor any of its subsidiaries has incurred nor will it incur any material liabilities or obligations, direct or contingent, nor has it entered into nor will it enter into any material transactions other than pursuant to this Agreement and the transactions contemplated by this Agreement and (iii) the Guarantor has not and will not have paid or declared any dividends (except for regular quarterly dividends in an amount consistent with past practice) or other distributions of any kind on any class of its capital stock.

     (h) Neither of the Offerors is, nor after giving effect to the offering and sale of the Preferred Securities, will be, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940 (the "1940 Act").

     (i) Except as set forth in or contemplated by the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or, to the best knowledge of the Guarantor and each of its subsidiaries, threatened against or affecting the Guarantor or any of its subsidiaries or any of their respective officers in their capacity as such, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might materially and adversely affect the Guarantor or any of its subsidiaries, taken as a whole, or their business, properties, business prospects, condition (financial or otherwise) or results of operations or materially and adversely affect the Guarantor's ability to consummate the transactions contemplated by this Agreement or the Guarantor Agreements (as defined below).

     (j) The Guarantor and each of its subsidiaries has (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, (ii) complied in all material respects with all laws, regulations and orders applicable to it or its business and (iii) performed all its material obligations required to be performed by it, and is not in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument that is material to the Guarantor and its subsidiaries, taken as a whole (collectively, a "material contract or other material agreement"), to which the Guarantor or any subsidiary is a party or by which its property is bound or affected; to the best knowledge of the Guarantor and each of its subsidiaries, no other party under any material contract or other material agreement to which the Guarantor or any subsidiary is a party is in default in any respect thereunder; and neither the Guarantor nor any of its subsidiaries is in violation of its articles of incorporation or by-laws.

     (k) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with (i) the issuance and sale of the Trust Securities by the Trust, (ii) the purchase of the Subordinated Debentures by the Trust, (iii) the issuance of the Guarantees or the Subordinated Debentures by the Guarantor or (iv) the consummation by the Offerors of the transactions contemplated by this Agreement and the Guarantor Agreements, except an approving order of the Public Utilities Commission of Nevada (the "PUCN"), which has been obtained and is in full force and effect, such as have been obtained under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the 1939 Act and the 1939 Act Regulations and such as may be required by state securities laws in connection with the purchase and distribution by the Underwriters of the Preferred Securities.

     (l) This Agreement has been duly authorized, executed and delivered by each of the Offerors and constitutes a valid and binding instrument of each of the Offerors enforceable against the Offerors in accordance with the terms hereof, except as limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law).

     (m) The Preferred Securities have been duly authorized by the Trust Agreement, and, at the Closing Date, will have been duly executed by the Regular Trustees and, when issued and delivered against payment therefor pursuant to this Agreement and the Trust Agreement, will be duly and validly issued and fully paid and non-assessable preferred undivided beneficial interests in the assets of the Trust entitled to the benefits provided by the Trust Agreement; the issuance of the Preferred Securities by the Trust is not subject to preemptive or other similar rights; and the Preferred Securities conform in all material respects to the description thereof contained in the Prospectus.

     (n) The holders of the Preferred Securities (the "Securityholders") will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

     (o) The Common Securities have been duly authorized by the Trust Agreement, and, at the Closing Date, will have been duly executed by the Regular Trustees and, when issued and delivered by the Trust to the Guarantor against payment therefor as set forth in the Trust Agreement, will be duly and validly issued and fully paid non-assessable undivided beneficial interests in the Trust entitled to the benefits provided by the Trust Agreement; the issuance of the Common Securities by the Trust is not subject to preemptive or other similar rights; at the Closing Date, all of the issued and outstanding Common Securities will be directly owned by the Guarantor, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and the Common Securities conform in all material respects to the description thereof contained in the Prospectus.

     (p) The Trust Agreement has been duly qualified under the 1939 Act, and has been duly authorized by the Guarantor, and, at the Closing Date, will have been duly executed and delivered by the Guarantor and each of the Regular Trustees, and, assuming due authorization, execution and delivery of the Trust Agreement by the Property Trustee and the Delaware Trustee, will constitute a valid and binding instrument of the Guarantor and the Regular Trustees enforceable against the Guarantor and the Regular Trustees in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law); and the Trust Agreement conforms to the description thereof in the Prospectus.

     (q) The Preferred Securities Guarantee Agreement has been duly qualified under the 1939 Act, and has been duly authorized by the Guarantor, and, at the Closing Date, will have been duly executed and delivered by the Guarantor, and, assuming due authorization, execution and delivery of the Preferred Securities Guarantee Agreement by the Guarantee Trustee, will constitute a valid and binding instrument of the Guarantor enforceable against the Guarantor in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law); and the Preferred Securities Guarantee and the Preferred Securities Guarantee Agreement conform to the descriptions thereof contained in the Prospectus.

     (r) The Common Securities Guarantee Agreement has been duly authorized by the Guarantor, and, at the Closing Date, will have been duly executed and delivered by the Guarantor and will constitute a valid and binding instrument of the Guarantor enforceable against the Guarantor in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law); and the Common Securities Guarantee and the Common Securities Guarantee Agreement conform to the descriptions thereof contained in the Prospectus.

     (s) The Indenture has been duly qualified under the 1939 Act, and has been duly authorized by the Guarantor, and, at the Closing Date, will have been duly executed and delivered by the Guarantor, and assuming due authorization, execution and delivery of the Indenture by the Indenture Trustee, will constitute a valid and binding instrument of the Guarantor enforceable against the Guarantor in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law); and the Indenture conforms to the description thereof contained in the Prospectus.

     (t) The Subordinated Debentures have been duly authorized and, on the Closing Date, will have been duly executed by the Guarantor and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor by the Trust as described in the Prospectus, will constitute valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law) and will be entitled to the benefits of the Indenture; and the Subordinated Debentures conform to the description thereof contained in the Prospectus.

     (u) Richard L. Hinckley and Richard C. Schmalz, in their capacities as regular trustees (the "Regular Trustees") under the Trust Agreement, are employees of the Guarantor and have been duly authorized by the Guarantor to execute and deliver the Trust Agreement.

     (v) Neither (i) the issuance and sale of the Trust Securities by the Trust and the purchase by the Trust of the Subordinated Debentures, (ii) the compliance by the Trust with all of the provisions of this Agreement, the Trust Securities and the Trust Agreement, (iii) the execution, delivery and performance by the Trust of this Agreement and the Trust Agreement nor (iv) the consummation of the transactions contemplated herein or therein will conflict with or constitute a breach of, or default under, or result in the creation, imposition or violation of any lien, charge or encumbrance upon any property or assets of the Trust pursuant to, (A) its certificate of trust or the Trust Agreement, (B) any law, administrative regulation or administrative or court order or decree applicable to the Trust or (C) any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Trust is a party or by which the Trust is bound or to which any of the property or assets of the Trust is subject, where, in each such case, such conflict, breach or default, or lien, charge or encumbrance would have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Trust.

     (w) Neither (i) the issuance by the Guarantor of the Guarantees and the Subordinated Debentures, (ii) the compliance by the Guarantor with all of the provisions of this Agreement, the Guarantees, the Subordinated Debentures and the Guarantor Agreements, (iii) the execution, delivery and performance by the Guarantor of this Agreement and the Guarantor Agreements nor (iv) the consummation of the transactions contemplated herein or therein will conflict with or constitute a breach of, or default under, or result in the creation, imposition or violation of any lien, charge or encumbrance upon any property or assets of the Guarantor or any of its subsidiaries pursuant to, (A) the articles of incorporation or by-laws of the Guarantor or any such subsidiary,
(B) any law, administrative regulation or administrative or court order or decree applicable to the Guarantor or any such subsidiary or (C) any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Guarantor or any such subsidiary is a party or by which it or any of them is bound or to which any of the property or assets of the Guarantor or any such subsidiary is subject, where, in each such case, such conflict, breach or default, or lien, charge or encumbrance would have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Guarantor and its subsidiaries, taken as a whole.

     (x) The Guarantor and each of its subsidiaries has good and marketable title to all properties and assets described in the Registration Statement or the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business of the Guarantor or its subsidiaries.

     (y) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

     (z) No statement, representation, warranty or covenant made by the Offerors in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Underwriters was or will be, when made, inaccurate, untrue or incorrect.

     (aa) Neither the Guarantor nor any of its directors, officers or controlling persons has taken directly or indirectly any action intended, or which might reasonably be expected, to cause or result, under the 1933 Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Guarantor to facilitate the sale or resale of the Preferred Securities.

     (bb) No holder of securities of the Guarantor has rights to the registration of any securities of the Guarantor because of the filing of the Registration Statement.

     (cc) Neither the Guarantor nor any of its subsidiaries is involved in any material labor dispute nor, to the knowledge of the Guarantor, is any such dispute threatened.

     (dd) Neither the Guarantor nor any of its subsidiaries nor, to the Guarantor's knowledge, any employee or agent of the Guarantor or any subsidiary has made any payment of funds of the Guarantor or any subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Registration Statement or the Prospectus.

     (ee) Neither the Guarantor nor any of its subsidiaries is currently subject to the registration requirements of the Public Utility Holding Company Act of 1935.

     SECTION 4. OFFERING. The Representatives advise the Offerors that the Underwriters propose to make a public offering of their respective portions of the Preferred Securities as soon after the effectiveness of this Agreement as in their judgment the Representatives deem advisable. The Representatives further advise the Offerors that the Preferred Securities initially will be offered to the public at the initial public offering price specified in the Prospectus.

     SECTION 5.   TIME AND PLACE OF CLOSING; DELIVERY TO UNDERWRITERS.
Delivery of certificates for the Preferred Securities and payment of the purchase price therefor by wire transfer of immediately available funds shall be made at the offices of [Winthrop, Stimson Putnam & Roberts, One Battery Park Plaza, New York, New York], at 10:00 A.M., New York time, on _____ __, 1998 or at such other time on the same or such other day as shall be agreed upon by the Guarantor and the Representatives. The hour and date of such delivery and payment are herein called the "Closing Date."

     The Preferred Securities will be represented by one global certificate in definitive form and registered in the name of Cede & Co., as the nominee of The Depository Trust Company. Such global certificate shall be delivered to the Representatives through the facilities of The Depository Trust Company in New York, New York for the accounts of the several Underwriters with any transfer taxes payable in connection with the transfer of the Preferred Securities duly paid, against payment of the purchase price therefor.

     On the Closing Date, the Guarantor will pay, or cause to be paid, the compensation payable at such time to the Underwriters pursuant to Section 1 hereof by wire transfer in immediately available funds to an account designated by Bear, Stearns & Co. Inc., for the accounts of the several Underwriters.

     SECTION 6. COVENANTS OF THE OFFERORS. Each of the Offerors, jointly and severally, covenants and agrees with the several Underwriters:

     (a) To prepare the Prospectus in a form approved by the Representatives, to file the Prospectus pursuant to Rule 424(b) of the 1933 Act Regulations and to not, during such period as the Prospectus is required by law to be delivered in connection with sales of the Preferred Securities by an Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Underwriters within a reasonable period of time prior to the filing thereof and the Underwriters shall not have objected thereto in good faith.

     (b) To notify the Underwriters promptly, and to confirm such notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period referred to in Section 6(f) hereof that in the judgment of the Guarantor makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances in which they are made, not misleading and (v) of receipt by the Guarantor or any representative or attorney of the Guarantor of any other communication from the Commission relating to the Offerors, the Registration Statement, any preliminary prospectus or the Prospectus; and if at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

     (c) Not later than the Closing Date, to deliver to the Representatives a copy of the Registration Statement in the form that it or the most recent post-effective amendment thereto became effective or a conformed copy thereof, certified by an officer of the Guarantor to be in such form.

     (d) To deliver to the Underwriters as many copies of the Prospectus (and any amendments or supplements thereto) as the Underwriters may reasonably request.

     (e) To comply with all the provisions of any undertakings contained in the Registration Statement.

     (f) During such period of time as the Underwriters are required by law to deliver a prospectus after this Agreement has become effective, if any event relating to or affecting the Offerors, or of which the Offerors shall be advised by the Representatives orally (to be confirmed in writing) or in writing, shall occur which in the opinion of the Guarantor should be set forth in a supplement or amendment to the Prospectus in order to make the Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser of the Preferred Securities, to amend or supplement the Prospectus so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading.

     (g) To cooperate with the Underwriters and counsel to the Underwriters in connection with the registration or qualification of the Preferred Securities (or the Subordinated Debentures issuable upon the redemption of the Preferred Securities) for offer and sale under the securities or blue sky laws of such jurisdictions as the Underwriters may request; provided, that in no event shall the Guarantor be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in any jurisdiction where it is not now so subject.

     (h) During the period of five years commencing on the Effective Date, to furnish to the Representatives copies of such financial statements and other periodic and special reports as the Guarantor may from time to time distribute generally to the holders of any class of its capital stock and to furnish to the Underwriters a copy of each annual or other report it is required to file with the Commission.

     (i) In the case of the Guarantor, to timely file such reports pursuant to the 1934 Act as are necessary to make generally available to holders of its securities, as soon as may be required under the 1934 Act, an earning statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the 1933 Act (including Rule 158 of the 1933 Act Regulations).

     (j) To not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Preferred Securities to facilitate the sale or resale of any of the Preferred Securities.

     (k) In the case of the Trust, to apply the net proceeds from the offering and sale of the Trust Securities and, in the case of the Guarantor, to apply the net proceeds from the offering and sale of the Subordinated Debentures, in the manner set forth in the Prospectus under "Use of Proceeds."

     (l) In the case of the Guarantor, to file promptly all reports and any definitive proxy or information statements required to be filed by the Guarantor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act for so long as the delivery of a prospectus is required in connection with the offering and sale of the Preferred Securities.

     (m) During the period of 30 days from the date hereof, not to, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, except as provided hereunder, Preferred Securities, any other beneficial interests in the assets of the Trust, or any preferred securities or any other securities of the Trust or the Company that are substantially similar to the Preferred Securities, including any guarantee of such securities, or any securities convertible into or exchangeable for or that represent the right to receive securities, preferred securities or any such substantially similar securities of either the Trust or the Company, without the prior written consent of the Representatives.

     (n) To use their best efforts to cause the Preferred Securities to be duly authorized for listing on the New York Stock Exchange, Inc. (the "NYSE"), subject to notice of issuance, and to be registered under the 1934 Act; and if the Preferred Securities are exchanged for Subordinated Debentures, to use its best efforts to have the Subordinated Debentures listed on the exchange or other organization on which the Preferred Securities were then listed and to have the Subordinated Debentures registered under the 1934 Act.

     SECTION 7.  PAYMENT OF EXPENSES.

     The Guarantor covenants and agrees with the several Underwriters that it will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Guarantor's counsel and accountants in connection with the registration of the Securities under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration

Statement, any preliminary prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, any Guarantor Agreement, the Securities and any blue sky memorandum; (iii) all reasonable expenses in connection with the qualification of the Preferred Securities for offering and sale under state securities laws as provided in Section 6(g) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any blue sky memorandum; (iv) any fees charged by securities rating services for rating the Preferred Securities; (v) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the issuance and sale of the Preferred Securities; (vi) the cost of preparing the Securities; (vii) the reasonable fees and expenses of the Regular Trustees, the Indenture Trustee, the Property Trustee, the Delaware Trustee and the Guarantee Trustee, and any agent of any trustee and the reasonable fees and disbursements of counsel for any trustee in connection with the Trust Agreement, the Indenture, the Guarantee Agreement and the Securities; (viii) any fees and expenses in connection with listing the Preferred Securities and, if applicable, the Subordinated Debentures on the NYSE and the cost of registering the Preferred Securities and, if applicable, the Subordinated Debentures, under Section 12 of the 194 Act; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section
7. Except as provided in this Section 7 and Section 9 hereof, the Underwriters will pay all of their own costs and expenses, except that, if this Agreement is terminated by the Guarantor or the Trust pursuant to any of the provisions hereof (other than in connection with an Underwriter default pursuant to Section 11 hereof), if for any reason the Guarantor or the Trust shall be unable to perform its obligations hereunder or if this Agreement is terminated by the Underwriters in accordance with the provisions of Section 8 hereof, the Guarantor shall reimburse the several Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith.

     SECTION 8.  CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS.

     The obligations of the Underwriters under this Agreement shall be subject to the condition that all representations and warranties of the Offerors are, at and as of the Closing Date, true and correct, the condition that the Offerors shall have performed all of their respective obligations hereunder theretofore to be performed and the following additional conditions:

     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations within the applicable time period prescribed for such filing by the 1933 Act and the 1933 Act Regulations and in accordance with Section 6(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and no order suspending trading or striking or withdrawing the Preferred Securities from listing on the NYSE or registration thereof under the 1934 Act shall be in effect, no proceedings for such purpose shall be pending before or threatened by the NYSE and all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction.

     (b) Winthrop, Stimson, Putnam & Roberts, counsel for the Underwriters, shall have furnished to the Representatives an opinion, dated the Closing Date, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters. In rendering such opinion, such counsel may (i) state that such opinion is limited to matters governed by the laws of the United States of America, the State of New York, the State of Nevada and the State of Delaware, (ii) rely, as to matters involving the application of the laws of the State of Nevada, upon the opinion of Richard L. Hinckley, Esq., Vice President, Secretary and General Counsel of the Guarantor, rendered pursuant to Section 8(d) hereof,
(iii) rely, as to matters involving the application of the laws of the State of Delaware, upon the opinion of Richards, Layton & Finger, special Delaware counsel to the Offerors, rendered pursuant to Section 8(e) hereof and (iv) rely, as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Offerors and of public officials.

     (c) Best Best & Krieger LLP, counsel for the Offerors, shall have furnished to the Representatives an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

          (i) The Guarantor and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly licensed or qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such license or qualification necessary, has full corporate power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus and has all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus. The Guarantor is the sole record and beneficial owner of all of the capital stock of each of its subsidiaries and all of the Common Securities.

          (ii) The Subordinated Debentures have been duly authorized and executed by the Guarantor and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor by the Trust as described in the Prospectus, will constitute valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with their respective terms, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law) and will be entitled to the benefits of the Indenture.

          (iii) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with (A) the issuance and sale of the Trust Securities by the Trust, (B) the purchase of the Subordinated Debentures by the Trust, (C) the issuance of the Guarantees or the Subordinated Debentures by the Guarantor or (D) the consummation by the Offerors of the transactions contemplated by this Agreement and the Guarantor Agreements, except an approving order of the PUCN, which has been obtained and is in full force and effect, such as have been obtained under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the 1939 Act and the 1939 Act Regulations and such as may be required by state securities laws in connection with the purchase and distribution by the Underwriters of the Preferred Securities.

          (iv) The statements set forth in the Prospectus under the caption "Risk Factors," "Description of the Preferred Securities," "Description of the Subordinated Debentures," "Description of the Guarantee" and "Effect of Obligations Under the Subordinated Debentures and the Guarantee," insofar as they purport to summarize certain provisions of documents or securities specifically referred to therein, are accurate summaries of such provisions in all material respects.

          (v) Except in each case as to the financial statements and other financial or statistical data included or incorporated by reference therein, upon which such counsel need not pass, the Registration Statement, at the Effective Date, and the Prospectus, as of its date, complied as to form in all material respects with the applicable requirements of the 1933 Act, the 1939 Act, the 1933 Act Regulations and the 1939 Act Regulations or pursuant to said regulations are deemed to comply therewith; and with respect to the documents or portions thereof filed with the Commission pursuant to the 1934 Act, and incorporated or deemed to be incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3, such documents or portions thereof, on the date they were filed with the Commission, complied as to form in all material respects with the applicable provisions of the 1934 Act and the 1934 Act Regulations or pursuant to said regulations are deemed to comply therewith.

          (vi) Such counsel has participated in the preparation of the Registration Statement and the Prospectus and nothing has come to such counsel's attention which has caused them to believe that the Registration Statement, at the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and at the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no opinion as to the financial statements and other financial or statistical data included or incorporated by reference therein).

          (vii) The Registration Statement has become effective under the 1933 Act and no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the best of such counsel's knowledge, is threatened, pending or contemplated.

          (viii) All descriptions in the Prospectus of statutes, regulations or legal or governmental proceedings are accurate and fairly present the information required to be shown (except that such counsel need express no opinion as to any such descriptions set forth therein under the caption "Certain Federal Income Tax Consequences").

          (ix) The Indenture has been duly authorized, executed and delivered by the Guarantor and constitutes a valid and binding instrument of the Guarantor enforceable against the Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting creditors' rights and general equitable principles (whether considered in a proceeding in equity or at law).

          (x) The Guarantee Agreements have been duly authorized, executed and delivered by the Guarantor and constitute valid and binding instruments of the Guarantor enforceable against the Guarantor in accordance with their terms, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting creditors' rights and general equitable principles (whether considered in a proceeding in equity or at law).

          (xi) This Agreement has been duly authorized, executed and delivered by the Guarantor on behalf of itself and as sponsor under the Trust Agreement; the Trust Agreement has been duly authorized, executed and delivered by the Guarantor; and the Preferred Securities have been duly executed and delivered by the Regular Trustees.

          (xii) To the best of such counsel's knowledge, neither the Guarantor nor any of its subsidiaries is in violation of its articles of incorporation or by-laws or in default in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument known to such counsel to which the Guarantor or any of its subsidiaries is a party or by which it or its properties is bound or affected and neither the Guarantor nor any of its subsidiaries is in violation of any judgment, ruling, decree, order, franchise, license or permit known to such counsel or any statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Guarantor or any of its subsidiaries, where such violation or default might have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Guarantor or any of its subsidiaries, taken as a whole.

          (xiii) The issuance by the Guarantor of the Guarantees and the Subordinated Debentures, the compliance by the Guarantor with all of the provisions of this Agreement, the Guarantees, the Subordinated Debentures and the Guarantor Agreements, the execution, delivery and performance by the Guarantor of this Agreement and the Guarantor Agreements and the consummation of the transactions contemplated herein and therein will not result in a breach or violation of the articles of incorporation or by-laws of the Guarantor or any of its subsidiaries.

          (xiv) Neither the Trust nor the Guarantor is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the 1940 Act.

          (xv) Each of the Indenture, the Trust Agreement and the Preferred Securities Guarantee Agreement is qualified under the 1939 Act and no proceedings to suspend such qualifications have been instituted or, to the best of such counsel's knowledge, threatened by the Commission.

     In rendering such opinion, such counsel may (i) state that such opinion is limited to matters governed by the laws of the United States of America, the State of New York and the State of Nevada, (ii) rely, as to matters involving the application of the laws of the State of New York, upon the opinion of Winthrop, Stimson, Putnam & Roberts, counsel for the Underwriters, rendered pursuant to Section 8(b) hereof, (iii) rely, as to matters involving the application of the laws of the States of Nevada and Utah, upon the opinion of Richard L. Hinckley, Esq., Vice President, Secretary and General Counsel of the Guarantor, rendered pursuant to Section 8(d) hereof, (iv) rely, as to the matters involving the application of the laws of the State of Delaware, upon the opinion of Richards, Layton & Finger, special Delaware counsel to the Offerors, rendered pursuant to Section 8(e) hereof and (v) rely, as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Offerors and of public officials.

     (d) Richard L. Hinckley, Esq., Vice President, Secretary and General Counsel of the Guarantor, shall have furnished to the Representatives an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Section 8(c)(i), (iii), (vi), (ix), (x), (xi), (xii) and (xiii) hereof and to the effect that:

          (i) The Subordinated Debentures have been duly authorized and executed by the Guarantor and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor by the Trust as described in the Prospectus, will constitute valid and binding obligations of the Guarantor, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law) and will be entitled to the benefits of the Indenture.

          (ii) All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued and is fully paid and non-assessable, and all of such capital stock owned by the Guarantor, directly or through subsidiaries, is owned free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

          (iii) Such counsel knows of no actions, suits or proceedings pending or threatened against or affecting the Guarantor or any of its subsidiaries or any of their respective officers in their capacity as such, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might materially and adversely affect the Guarantor or any of its subsidiaries, taken as a whole, or their business, properties, business prospects, condition (financial or otherwise) or results of operations or materially and adversely affect the Guarantor's ability to consummate the transactions contemplated by this Agreement or the Guarantor Agreements, except as set forth in or contemplated by the Registration Statement and the Prospectus.

          (iv) Neither (A) the issuance and sale of the Trust Securities by the Trust and the purchase by the Trust of the Subordinated Debentures, (B) the compliance by the Trust with all of the provisions of this Agreement, the Trust Securities and the Trust Agreement, (C) the execution, delivery and performance by the Trust of this Agreement and the Trust Agreement nor (D) the consummation of the transactions contemplated herein or therein will conflict with or constitute a breach of, or default under, or result in the creation, imposition or violation of any lien, charge or encumbrance upon any property or assets of the Trust pursuant to, (x) any law, administrative regulation or administrative or court order or decree applicable to the Trust or (y) any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument known to such counsel to which the Trust is a party or by which the Trust is bound or to which any of the property or assets of the Trust is subject, where, in each such case, such conflict, breach or default, or lien, charge or encumbrance would have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Trust.

          (v) Neither (A) the issuance by the Guarantor of the Guarantees and the Subordinated Debentures, (B) the compliance by the Guarantor with all of the provisions of this Agreement, the Guarantees, the Subordinated Debentures and the Guarantor Agreements, (C) the execution, delivery and performance by the Guarantor of this Agreement and the Guarantor Agreements nor (D) the consummation of the transactions contemplated herein or therein will conflict with or constitute a breach of, or default under, or result in the creation, imposition or violation of any lien, charge or encumbrance upon any property or assets of the Guarantor or any of its subsidiaries pursuant to, (x) the articles of incorporation or by-laws of the Guarantor or any such subsidiary, (y) any law, administrative regulation or administrative or court order or decree applicable to the Guarantor or any such subsidiary or (z) any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument known to such counsel to which the Guarantor or any such subsidiary is a party or by which it or any of them is bound or to which any of the property or assets of the Guarantor or any such subsidiary is subject, where, in each such case, such conflict, breach or default, or lien, charge or encumbrance would have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Guarantor and its subsidiaries, taken as a whole.

     In rendering such opinion, such counsel may (i) state that such opinion is limited to matters governed by the laws of the States of Nevada and Utah,
(ii) rely, as to the matters involving the application of the laws of the State of Delaware, upon the opinion of Richards, Layton & Finger, special Delaware counsel to the Offerors, rendered pursuant to Section 8(e) hereof and (iii) rely, as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Offerors and of public officials.

     (e) Richards, Layton & Finger, special Delaware counsel to the Offerors, shall have furnished to the Representatives an opinion, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

          (i) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, and all filings required under the laws of the Delaware Business Trust Act with respect to the creation and valid existence of the Trust as a business trust have been made.

          (ii) Under the Delaware Business Trust Act and the Trust Agreement, the Trust has the trust power and authority to own property and conduct its business, all as described in the Prospectus, (i) to issue and sell the Trust Securities in accordance with the Trust Agreement, and as described in the Prospectus, and to perform its other obligations under the Trust Agreement, this Agreement and the Trust Securities, (ii) to execute and deliver this Agreement, and (iii) to consummate the transactions contemplated by this Agreement.

          (iii) The Trust Agreement constitutes a valid and binding instrument of the Guarantor and the Regular Trustees enforceable against the Guarantor and the Regular Trustees in accordance with its terms, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting creditors' rights, by applicable public policy on the enforceability of provisions relating to indemnification or contribution, and by general equitable principles (whether considered in a proceeding in equity or at law).

          (iv)  Under the Trust Agreement and the Delaware Business Trust Act,
     (A) the issuance and sale by the Trust of the Trust Securities and the execution and delivery by the Trust of this Agreement, and the performance by the Trust of its obligations hereunder, have been duly authorized by all necessary trust action on the part of the Trust and (B) assuming the due authorization, execution and delivery of this Agreement by the Guarantor as sponsor under the Trust Agreement on behalf of the Trust and of the certificates for the Preferred Securities by the Regular Trustees on behalf of the Trust, this Agreement and the Preferred Securities have been duly executed and delivered by the Trust.

          (v) The Trust Securities have been duly authorized by the Trust Agreement and the Trust and are duly and validly issued and, subject to the qualifications set forth herein, fully paid and non-assessable undivided beneficial interests in the assets of the Trust and are entitled to the benefits provided by the Trust Agreement; and the Securityholders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided that such counsel may note that the Securityholders may be obligated, pursuant to the Trust Agreement, to provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Preferred Securities certificates and the issuance of replacement Preferred Securities certificates and provide security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Trust Agreement.

          (vi) Under the Delaware Business Trust Act and the Trust Agreement, the issuance of the Trust Securities is not subject to preemptive rights.

          (vii) The issuance and sale by the Trust of the Trust Securities and the execution, delivery and performance by the Trust of this Agreement and the consummation of the transactions contemplated by this Agreement do not violate (A) the certificate of trust of the Trust or the Trust Agreement or
     (B) any applicable Delaware law, rule or regulation.

          (viii) Assuming that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than maintaining the Delaware Trustee and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware, no authorization, approval, consent or order of any Delaware court or Delaware governmental authority or agency is required to be obtained by the Trust solely in connection with the issuance and sale of the Trust Securities (except that such counsel need express no opinion concerning the securities laws of the State of Delaware).

          (ix) Assuming that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than maintaining the Delaware Trustee and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware, that the Delaware Trustee satisfies the requirements of Section 3807 of the Delaware Business Trust Act and that the Trust will be treated as a grantor trust for United States federal income tax purposes, the Securityholders (other than those holders of the Preferred Securities who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust and the Trust will not be liable for any income tax imposed by the State of Delaware.

     In rendering such opinion, such counsel may (i) state that such opinion is limited to matters governed by the laws of the State of Delaware and (ii) rely, as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Offerors and of public officials.

     (f) Winthrop, Stimson, Putnam & Roberts, as special tax counsel for the Offerors, shall have furnished to the Representatives an opinion, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that such firm confirms its opinion described in the Prospectus under "Certain Federal Income Tax Consequences."

     (g) On the date of this Agreement, the Accountants shall have furnished to the Representatives a letter, dated the date hereof to the effect set forth in Schedule III hereto, and in form and substance satisfactory to the Representatives.

     (h) On or after the date hereof, there shall have been no material adverse change in the capitalization of the Guarantor, the Trust or any of the Guarantor's subsidiaries or in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Guarantor and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, the effect of which is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Preferred Securities on the terms and in the manner contemplated in the Prospectus.

     (i) On or after the date hereof, the rating assigned by any nationally recognized statistical ratings organization to any debt securities or preferred stock of the Guarantor as of the date hereof shall not have been lowered, and no such ratings organization shall have publicly announced that it has placed any debt securities of the Guarantor on what is commonly termed a "watch list" for possible downgrading.

     (j) On or after the date hereof, there shall not have occurred any of the following: (i) any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis, the effect of which shall be such as to make it, in the reasonable judgment of the Representatives, impracticable to market the Preferred Securities or enforce contracts for the sale of the Preferred Securities, (ii) trading in any securities of the Guarantor shall have been suspended by the Commission, the NYSE or the Pacific Exchange, Inc., (iii) trading generally on either the NYSE, the Pacific Exchange, Inc. or the Nasdaq Stock Market's National Market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by either of said exchanges or by order of the Commission or any other governmental authority or (iv) a banking moratorium shall have been declared by either federal, Nevada or New York authorities.

     (k) At the Closing Date, there shall have been issued and there shall be in full force and effect an approving order of the PUCN authorizing the issuance and sale of the Securities.

     (l) At the Closing Date, the Representatives shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Guarantor, to the effect that (i) the representations and warranties of the Guarantor contained herein are true and correct and (ii) the Guarantor has performed and complied with all agreements and conditions in this Agreement to be performed or complied with by the Guarantor at or prior to the Closing Date.

     (m) At the Closing Date, the Representatives shall have received a certificate, dated the Closing Date and signed by an authorized representative of the Trust, to the effect that (i) the representations and warranties of the Trust contained herein are true and correct and (ii) the Trust has performed and complied with all agreements and conditions in this Agreement to be performed or complied with by the Trust at or prior to the Closing Date.

     (n) At the Closing Date, the Accountants shall have furnished the Representatives with a letter, dated the Closing Date, confirming, as of a date not more than five days prior to the Closing Date, the statements contained in the letter delivered pursuant to Section 8(g) hereof.

     (o) On or prior to the Closing Date, the Representatives shall have received from the Guarantor evidence reasonably satisfactory to Bear, Stearns & Co. Inc. that Standard & Poor's Ratings Services and Fitch Investor Services have publicly assigned to the Preferred Securities ratings of ____ and ____, respectively, which ratings shall be in full force and effect on the Closing Date.

     (p) On or prior to the Closing Date, (i) the Preferred Securities shall have been duly listed, subject to notice of issuance, on the NYSE and (ii) the Guarantor's registration statement on Form 8-A relating to the Preferred Securities shall have become effective under the 1934 Act.

     (q) The Offerors will furnish the Underwriters with such additional certificates and documents as may be reasonably requested.

           If any of the conditions specified in this Section 8 shall not have been fulfilled, this Agreement may be terminated by the Underwriters upon notice thereof to the Offerors at any time at or prior to the Closing Date. Any such termination shall be without liability of any party to any other party, except as otherwise provided in Section 7 and Section 9 hereof.

     SECTION 9.  INDEMNIFICATION AND CONTRIBUTION.

     (a) The Offerors, jointly and severally, will indemnify and hold harmless each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or in the Prospectus, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither of the Offerors shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission in reliance upon and in conformity with written information furnished to the Offerors by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus.

     (b) Each Underwriter will indemnify and hold harmless the Offerors, its directors and officers and each person who controls the foregoing within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any losses, claims, damages or liabilities to which the Offerors may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or in the Prospectus, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus or the Prospectus in reliance upon and in conformity with written information furnished to the Offerors by the Representatives expressly for use therein and will reimburse the Offerors for any legal or other expenses reasonably incurred by the Offerors in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify such indemnifying party shall not relieve it from any liability which it may have to any indemnified party under such subsection, except to the extent such omission prejudices the indemnifying party's ability to adequately defend such action or claim, or otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, be counsel to the indemnifying party), unless such indemnified party reasonably objects to such assumption on the ground that there may be legal defenses available to it that are different from or in addition to those available to such indemnifying party, in which case such indemnifying party cannot assume the control of the defense. If an indemnifying party assumes the defense of such action, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under subsection (a) or (b) above for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written onsent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. The indemnifying party shall not be required to indemnify the indemnified party for any amount paid or payable by the indemnifying party in the settlement of any claim or action effected without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

     (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and the Underwriters on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Offerors on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Offerors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Offerors bear to the total underwriting compensation received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Offerors on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such satement or omission. The Offerors and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Preferred Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to the Preferred Securities and not joint. The obligations of the Offerors and the Underwriters under this Section 9 shall be in addition to any liability that the Offerors and the Underwriters may otherwise have.

     SECTION 10. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Offerors and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Offerors, or any officer or director or controlling person of the Offerors, and shall survive delivery of and payment for the Preferred Securities.

     SECTION 11. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at the Closing Date to purchase the Preferred Securities which it or they are obligated to purchase hereunder (the "Defaulted Securities"), then the Representatives shall have the right, within the first 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, within such first 36 hour period, the Representatives are unable to make arrangements for the purchase of all of the Defaulted Securities, then the Offerors shall have the right, within the next 36 hours thereafter, to make arrangements for any other underwriter(s) reasonably satisfactory to the nondefaulting Underwriters to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, after such 72 hours neither the Representatives nor the Offerors shall have completed such arrangements for the purchase of all of the Defaulted Securities, then (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Preferred Securities to be purchased pursuant to this Agreement, the Offerors shall have the right to require the non-defaulting Underwriters named herein to purchase the full amount thereof in the proportions that their respective underwriting obligations bear to the underwriting obligations of all non-defaulting Underwriters, or (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Preferred Securities to be purchased pursuant to this Agreement, or the Offerors shall not exercise their right pursuant to clause
(a) above, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter except as otherwise provided in Section 7 and in Section 9 hereof.

     No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of its default under this Agreement.
In the event of any such default by any Underwriter or Underwriters as set forth in this Section 11, either the Representatives or the Offerors shall have the right to postpone the Closing Date for a period not to exceed seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

     SECTION 12. NOTICES. In all dealings hereunder, the Representatives shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to Bear, Stearns & Co. Inc. at the address set forth at the beginning of this Underwriting Agreement (to the attention of its General Counsel) or, if to the Offerors, shall be mailed or delivered to them at 6226 West Sahara Avenue, Las Vegas, Nevada 89146, Attention: Treasurer; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its underwriters' questionnaire, which address will be supplied to the Offerors by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     SECTION 13. PARTIES. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Trust, the Guarantor and, to the extent provided in Section 9 hereof, the officers and directors of the Trust, the Guarantor and each person who controls the Trust or the Guarantor or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Preferred Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     SECTION 14. MISCELLANEOUS. THE RIGHTS AND DUTIES OF THE PARTIES TO THIS UNDERWRITING AGREEMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Agreement shall become effective when a fully executed copy thereof is delivered to the Offerors and to the Representatives. This Agreement may be executed in any number of separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute but one and the same agreement.. Should any part of this Agreement for any reason be declared invalid, such declaration shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated. The term "successor" as used in this Agreement shall not include any purchaser, as such purchaser, of any Preferred Securities from the Underwriters.

     If the foregoing is in accordance with your understanding, please sign and return to us counterparts of this Agreement, and upon acceptance hereof by you, on behalf of each of the Underwriters, this Agreement and such acceptance hereof, shall constitute a binding agreement among each of the Underwriters and the Guarantor and the Trust.

                              Very truly yours,

                              NEVADA POWER COMPANY



                              By:
                                 -----------------------------
                                   Name:
                                   Title:


                              NVP CAPITAL III

                              By:       NEVADA POWER COMPANY,
                                        as Sponsor



                              By:
                                 -----------------------------
                                   Name:
                                   Title:



Accepted as of the date first above written:

BEAR, STEARNS & CO. INC.
PAINEWEBBER INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
EVEREN SECURITIES, INC.
CREDIT SUISSE FIRST BOSTON CORPORATION

As representatives of the other several
Underwriters named in Schedule I hereto

By: BEAR, STEARNS  & CO. INC.


By:
   ---------------------
   Name:
   Title:

                                     SCHEDULE I

                                  NVP Capital III
                       ___% Trust Issued Preferred Securities


                                                            Number of
 Underwriter                                           Preferred Securities
 -----------                                         ------------------------
 Bear, Stearns & Co. Inc. .........................
 PaineWebber Incorporated .........................
 Prudential Securities Incorporated ...............
 EVEREN Securities, Inc. ..........................
 Credit Suisse First Boston Corporation ...........
                                                         ---------
           Total ..................................      2,800,000
                                                         ---------
                                                         ---------


                                    SCHEDULE II

                                  NVP Capital III
                       ___% Trust Issued Preferred Securities

Information Furnished in Writing to the Guarantor Specifically for Inclusion in the Registration Statement, any preliminary prospectus or the Prospectus:

1. The statements with respect to the public offering of the Preferred Securities set forth in the last paragraph on the cover page of the Prospectus.

2. The legend on the inside cover page of the Prospectus relating to the stabilization activities of the Underwriters with respect to the Preferred Securities.

3. The statements contained in the third paragraph under the table under "Underwriting" in the Prospectus relating to the resale of the Preferred Securities by the Underwriters.

4. The statements contained in the seventh paragraph under the table under "Underwriting" in the Prospectus relating to the stabilization activities of the Underwriters with respect to the Preferred Securities.

                                    SCHEDULE III

                                  NVP Capital III
                       ___% Trust Issued Preferred Securities


Pursuant to Section 8(g) of the Underwriting Agreement, the Accountants shall furnish a letter to the Representatives to the effect that:

     (i) They are independent certified public accountants with respect to the Guarantor and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations;

     (ii) In their opinion, the financial statements audited by them and included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1934 Act, Regulations and the 1934 Act Regulations;

     (iii) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Guarantor and its subsidiaries, inspection of the minute books of the Guarantor and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Guarantor and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

          (A) (i) the unaudited financial statements included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations or (ii) any material modifications should be made to the unaudited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, for them to be in conformity with United States generally accepted accounting principles;

          (B) at the date of the latest available financial statements of the Guarantor and its subsidiaries and as of a specified date not more than five days prior to the date of such letter, there have been any changes in the capital stock of the Guarantor (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus), any increase in the consolidated long-term debt of the Guarantor or any decreases in total assets or stockholders' equity of the Guarantor, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are described in such letter; and

          (C) for the twelve months ended as of the date of the latest available financial statements of the Guarantor and its subsidiaries there were any decreases in revenues, operating profit or the total or per share amounts of net income, in each case as compared with the comparable period of the preceding year except in each case for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are described in such letter; and

     (iv) In addition to the audit referred to in their report included or incorporated by reference in the Registration Statement and the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraph (iii) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Guarantor and its subsidiaries, which are included or incorporated by reference in the Registration Statement and the Prospectus and have compared certain of such amounts, percentages and financial information with the accounting records of the Guarantor and its subsidiaries and have found them to be in agreement.

                                    SCHEDULE IV

                                  NVP Capital III
                       ___% Trust Issued Preferred Securities

The following are the only subsidiaries of the Guarantor: